Exhibit 1.1

Lithia Motors, Inc.

Class A Common Stock

(no par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

July 24, 2020

BofA Securities, Inc.	Jefferies LLC
One Bryant Park	520 Madison Avenue
New York, New York 10036	New York, New York 10022

As Agents

Bank of America, N.A.	Jefferies LLC
c/o BofA Securities, Inc.	520 Madison Avenue
One Bryant Park	New York, New York 10022
New York, New York 10036

As Forward Purchasers

Ladies and Gentlemen:

Lithia Motors, Inc., an Oregon corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to (i) issue and sell from time to time through or to BofA Securities, Inc. and Jefferies LLC, as sales agents and/or principals (each an “Agent,” and collectively, the “Agents”), shares (the “Primary Shares”) of the Company’s Class A common stock, no par value per share (the “Common Stock”), and (ii) instruct from time to time any Agent, as forward seller for the respective Forward Purchaser (as defined below) (in such capacity, each a “Forward Seller,” and collectively, the “Forward Sellers”), to offer and sell borrowed shares (the “Forward Hedge Shares,” and together with the Primary Shares, the “Shares”) of Common Stock, together having an aggregate gross sales price not to exceed $400,000,000, on the terms set forth in this ATM Equity OfferingSM Sales Agreement (this “Agreement”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares are offered and sold through any Forward Seller, then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to an Agent acting as sales agent shall also be deemed to apply to an Agent when acting as forward seller, mutatis mutandis. Unless the context requires otherwise, references herein to the “relevant” or “applicable” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as a Forward Purchaser or, if applicable, such Agent acting as a Forward Purchaser.

The Company agrees that whenever it determines to sell Primary Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with any of Bank of America, N.A. and Jefferies LLC, as agent (each a “Forward Purchaser,” and collectively, the “Forward Purchasers”) as set forth in separate forward sale confirmations substantially in the form of Annex II hereto (the “Master Confirmation Agreement”), together with the relevant “Transaction Supplement” (as defined in the relevant Master Confirmation Agreement) (together, a “Confirmation,” and collectively, the “Confirmations”). Any shares of Common Stock to be delivered by the Company to any Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are hereinafter called “Confirmation Shares”. In connection therewith, the Company and each Agent understand that such Agent or an affiliate thereof will attempt to borrow and then offer and sell, as forward seller on behalf of the applicable Forward Purchaser, the applicable Forward Hedge Shares for sale on the terms set forth under this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-239969), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the first time that an investor shall agree to purchase Shares through an Agent, acting as sales agent or forward seller, or from an Agent, acting as principal, pursuant to this Agreement or any relevant Terms Agreement (or such other time as agreed by the Company and the applicable Agent).

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agents pursuant to Section 3(l) hereof that is furnished to the Agents, the Forward Purchasers or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents, the Forward Purchasers or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1.    Representations and Warranties. (a) The Company represents and warrants to each Agent and each Forward Purchaser at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Company Periodic Report Date (as defined in Section 3(n) hereof), each Company Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with each Agent and each Forward Purchaser, as follows:

(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied in all material respects with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, conformed or will conform in all material respects to the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder, and did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations.

(vii)    Financial Statements; Non-GAAP Financial Measures. The financial statements and the related notes thereto incorporated by reference in the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Material Adverse Change. Since the date of the most recent financial statements of the Company incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend (except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice) or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial condition, position, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”), (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (D) there has been no change in the Common Stock of the Company, except for shares of Common Stock, if any, (i) offered and sold through or to the Agents pursuant to this Agreement or any Terms Agreement, (ii) issued, sold and delivered to the Forward Purchasers pursuant to any Confirmation, (iii) issuable pursuant to the Company’s dividend reinvestment plan or repurchased pursuant to the Company’s share purchase plan as such plans may be amended or replaced from time to time and (iv) awarded pursuant to the Company’s restricted stock plan as such plan may be amended or replaced from time to time, or issuable upon exercise of equity incentive awards approved by the board of directors of the Company or the compensation committee thereof, except in each case as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the business, properties, management, financial condition, position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, including any Confirmation (a “Material Adverse Effect”). As of the date of this Agreement, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 of the Company’s most recently-filed Annual Report on Form 10-K and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X.

(x)    Capitalization; Listing of Common Stock. The Company has the capitalization as set forth in the Company’s most recently-filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for shares of Common Stock, if any, (A) offered and sold through or to the Agent pursuant to this Agreement, (B) issued, sold and delivered to the Forward Purchasers pursuant to any Confirmation, (C) issuable pursuant to the Company’s dividend reinvestment plan or repurchased pursuant to the Company’s share purchase plan as such plans may be amended or replaced from time to time and (D) issuable upon exercise of equity incentive awards approved by the board of directors of the Company or the compensation committee thereof). All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in each of the Registration Statement, the General Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to the Seconded Amended and Restated Loan Agreement, dated as of June 25, 2018, by and among Lithia Motors, Inc., U.S. Bank National Association, as Administrative Agent, and the other lenders and other parties party thereto from time to time (as amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders), the Floorplan Financing and Security Agreement, dated as of April 26, 2019, by and among Lithia Motors, Inc. and certain of its subsidiaries and Santander Bank, N.A., the Master Loan and Security Agreement, dated as of October 11, 2018, by and among Lithia Motors, Inc. and certain of its subsidiaries and Ford Motor Credit Company LLC, the Mortgage Loans (as defined in the Registration Statement, the General Disclosure Package and the Prospectus) and the Credit Agreement, dated as of July 14, 2020, by and among Lithia Motors, Inc. and certain direct or indirect subsidiaries of the Company and Wells Fargo Bank, National Association, as Administrative Agent. The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act, and the Shares and the Confirmation Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares and the Confirmation Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xi)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, each Terms Agreement, each Master Confirmation Agreement and each Transaction Supplement thereunder (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xii)    Authorization of the Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Company. Each Terms Agreement has been duly authorized and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). Each Master Confirmation Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Each Transaction Supplement has been duly authorized and, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(xiii)    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement (and if applicable, any Terms Agreement) against payment of the consideration set forth in this Agreement (and if applicable, any Terms Agreement), will be validly issued, fully paid and non-assessable. The maximum number of Confirmation Shares that may be issued, sold and delivered under any Confirmation have been duly authorized and reserved for issuance, sale and delivery under any Confirmation. When Confirmation Shares are issued and delivered by the Company to the applicable Forward Purchaser pursuant to any Confirmation against payment of any consideration required to be paid by such Forward Purchaser, such Confirmation Shares will be validly issued, fully paid and non-assessable. The issuance of the Shares and any Confirmation Shares is not subject to the preemptive rights, co-sale rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Shares or Confirmation Shares will be subject to personal liability by reason of being such a holder.

(xiv)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xv)    Absence of Violations or Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational documents, (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or which any property or asset of the Company or any of its subsidiaries is subject or (C) in violation of any law, statute, judgment, order, rule or regulation, writ or decree of any court, arbitrator, administrative agency, governmental or regulatory authority (each, a “Governmental Entity”), except, in the case of clauses (B) and (C) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(xvi)    Absence of Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares, the issuance, sale and delivery of the Confirmation Shares and compliance by the Company with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Entity, except, in the cases of clause (A) and (C) of the above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, singly or in the aggregate, have a Material Adverse Effect.

(xvii)    Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers or contractors, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xviii)    Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, singly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the knowledge of the Company, contemplated by any Governmental Entity or threatened by others.

(xix)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)    Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the offering, issuance, sale or delivery of Shares or Confirmation Shares, compliance by the Company with the terms under the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NYSE, the applicable securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits, approvals, franchises and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess, comply or make the same would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect.

(xxii)    Title to Real Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, restrictions, security interests, claims and defects and imperfections of title except for those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (B) could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect or (C) are described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)    Possession of Intellectual Property. (A) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted, (B) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, (C) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property and (D) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person, in each case, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv)    Environmental Laws. (A) The Company and its subsidiaries (i) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability or obligation arising under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) to the knowledge of the Company, neither the Company nor its subsidiaries are subject to any costs or liabilities arising under or relating to Environmental Laws, except in the case of each of (A) and (B) above, for any such matter as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) none of the Company or its subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.

(xxv)    Compliance with ERISA. (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (H) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (I) none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (ii) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (I) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(xxvi)    Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined under Rule 13a-15(f) and Rule 15d-15(f) of the 1934 Act Regulations) that relates to the Company and its subsidiaries and that complies with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) the Company has not identified any material weaknesses or significant deficiencies in the Company’s internal controls and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii)    Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the 1934 Act Regulations) that relates to the Company and its subsidiaries and that is designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer , as appropriate, to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the 1934 Act Regulations.

(xxviii)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)    Payment of Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except such as are being contested in good faith by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such deficiencies that would not reasonably be expected to have a Material Adverse Effect.

(xxx)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxi)    Investment Company Act. The Company is not, and after giving effect to the issuance and sale of the Shares or the issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmation and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxii)    Absence of Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, nor will the Company or any such controlled affiliate take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxiii)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiv)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv)    Sanctions. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”). The Company will not directly or, to the Company’s knowledge, indirectly use the proceeds of the sale of the Shares or from the settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, to the extent in violation of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, to the extent in violation of Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxvi)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that is not so described or incorporated by reference therein.

(xxxvii)    Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxviii)    No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, any of its subsidiaries, any Agent or any Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.

(xxxix)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xl)    Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned by the Company or its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xli)    Reservation of Primary Shares and Confirmation Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy its obligations to issue, sell and deliver Primary Shares and Confirmation Shares pursuant to this Agreement and any Confirmation.

(b)    Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents and the Forward Purchasers or to counsel for the Agents and the Forward Purchasers shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers as to the matters covered thereby.

Section 2.    Sale and Delivery of Shares.

(a)    Subject to the terms and conditions set forth herein, the Company agrees to (i) issue and sell from time to time through or to the Agents, as sales agents and/or principals, Primary Shares and (ii) instruct from time to time the Forward Sellers to offer and sell Forward Hedge Shares. Sales of the Shares, if any, through or to an Agent will be made by means of ordinary brokers’ transactions on the NYSE, in negotiated transactions, which may include block trades, as the Company and such Agent may agree, in transactions that are deemed to be “at-the-market” offerings (as defined in Rule 415 under the 1933 Act Regulations) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)    The Shares are to be sold to an Agent on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales, (ii) no Forward Purchaser (or its affiliate) is unwinding its hedge during any Unwind Period (as defined in the relevant Confirmation) and (iii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, only one Agent may sell Shares.

(i)    If the Company desires to sell Primary Shares through an Agent, it shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent by telecopy or email) as to the maximum number or gross sales price of Primary Shares to be sold on such Trading Day(s) and the minimum price per Share at which such Primary Shares may be sold. If the Company desires that an Agent sell Forward Hedge Shares, it shall deliver to the applicable Forward Seller and the related Forward Purchaser a placement instruction (a “Forward Placement Instruction”) substantially in the form of Annex III hereto. Such Forward Placement Instruction shall specify (i) the last Trading Day on which the Forward Seller may complete the sale of Forward Hedge Shares in connection with the relevant Confirmation to establish a hedge position (the “Forward Hedge Completion Date Deadline”), (ii) the maximum number or aggregate gross sales price of Forward Hedge Shares to be sold (the “Designated Forward Hedge Shares”), (iii) the minimum price per share at which Forward Hedge Shares may be sold (the “Minimum Price per Share”), (iv) the commission the Forward Seller is to receive for selling such Forward Hedge Shares (the “Forward Seller Commission”), (v) the Trade Date, (vi) the Spread, (vii) the Initial Stock Borrow Rate, (viii) the Final Date, (ix) the Forward Price Reduction Dates, (x) the corresponding Forward Price Reduction Amounts and (xi) any other desired terms for the relevant Confirmation. Such Forward Seller or such Forward Purchaser shall promptly choose to (A) accept the terms proposed in such Forward Placement Instruction, (B) decline to participate in the proposed Forward or (C) propose amended terms upon which to participate in the proposed Forward; provided, however, that in the case of clause (C), the Company may accept or reject such amended terms in its sole discretion but must do so as promptly as feasible. Promptly upon the acceptance of such Forward Placement Instruction (or its amended terms), the Company shall enter into a Confirmation with the Forward Purchaser consistent with such Forward Placement Instruction. Capitalized terms used in this Section 2(b)(i), but not defined in this Agreement, shall have the respective meanings ascribed thereto in the form of Master Confirmation Agreement and Transaction Supplement thereto.

(ii)    Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company in accordance with such instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents and, if applicable, the Forward Purchasers, as to any change of the Agent through whom sales of Shares as sales agent or as forward seller will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any of the Agents is acting for the Company in a capacity other than as Agent under this Agreement. Each of the Company and the Agents acknowledges and agrees that (A) there can be no assurance that any Agent will be successful in selling any Shares or in borrowing any Forward Hedge Shares, (B) no Agent will incur any liability or obligation to the Company if it fails to sell Shares for any reason other than a failure to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company if it or its affiliate fails to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to borrow or cause its affiliate to borrow such Forward Hedge Shares.

(c)    The Company or the Agent through whom the sale of Shares are to be made as sales agent or as forward seller on any Trading Day may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party by telecopy or email), suspend the offering of Shares with respect to which such Agent is acting as sales agent or as forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to (i) the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice and (ii) any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent or as forward seller shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Primary Shares with respect to which such Agent acts as sales agent shall be at a mutually agreed rate of 2.00% of the gross sales price for such Primary Shares. The compensation payable to a Forward Seller for sales of Forward Hedge Shares shall be reflected in a reduction of 2.00% from the Initial Forward Price (as defined in the relevant Confirmation). The remaining proceeds, after further deduction for any transaction fees or similar fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as applicable, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in this Section 2(d) will be made. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent or as forward seller for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(e)    If acting as sales agent or as forward seller hereunder, the applicable Agent shall provide written confirmation to the Company and any applicable Forward Purchaser following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement setting forth (i) the number of Shares sold on such day, (ii) the aggregate gross sales proceeds of the Shares, (iii) the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, (iv) the Initial Forward Price as of such day under any Confirmation pursuant to which any Forward Hedge Shares were sold on such day and (v) the aggregate compensation payable by the Company to such Agent with respect to such sales.

(f)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent or as forward seller pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified to the Agents and the Forward Purchasers in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent or as forward seller be offered or sold, or be the subject of instructions to an Agent as sales agent or as forward seller pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to the Agents and the Forward Purchasers in writing. The Agents and the Forward Purchasers shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(g)    If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to any Confirmation executed and delivered by the Company and the relevant Forward Purchaser prior to the giving of such notice.

(h)    Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the applicable parties (each such day, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through an Agent as sales agent, such Primary Shares shall be delivered by the Company to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Primary Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Primary Shares through an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. On each Settlement Date for the sale of Forward Hedge Shares through a Forward Seller, such Forward Hedge Shares shall be delivered by the Forward Purchaser (or its affiliate) to such Forward Seller in book-entry form to such Forward Seller’s account at The Depository Trust Company against payment by such Forward Seller of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser, or as otherwise agreed to by the relevant parties.

(i)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent or as forward seller (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email) and shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)    Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes that an Agent offer and sell Shares at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and, if applicable, the related Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, the related Forward Purchaser (with any objection or consent to be communicated by such Agent and, if applicable, the related Forward Purchaser to the Company as soon as practicable, and in any event within 24 hours of such Agent’s and, if applicable, the related Forward Purchaser’s receipt of a draft of such Earnings 8-K), and, prior to its filing, obtain the written consent of such Agent and, if applicable, the related Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent and, if applicable, the related Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent and, if applicable, the related Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on

Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)    The Agents shall not have any obligation to purchase Primary Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agents agree as set forth below. Primary Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Primary Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l)    Notwithstanding anything herein to the contrary, in the event that in the judgment of the applicable Forward Purchaser either (i) it or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Designated Forward Hedge Shares for sale under this Agreement, as set forth in the relevant Forward Placement Instruction pursuant to Section 2(b) hereof, or (ii) it or its affiliate would incur a stock loan cost of more than 200 basis points per annum, then the Forward Seller shall be required to offer and sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to so borrow below such cost.

(m)    In connection with entering into any Confirmation, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to its Common Stock. For purposes of the foregoing, “Affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity. For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

Section 3.    Covenants. The Company agrees with the Agents and the Forward Purchasers:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents and the applicable Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Primary Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection, by the Commission, the Company shall take all reasonably necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required to be delivered under the 1933 Act Regulations in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, by the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents, the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.

(c)    Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Purchasers or such Agents, as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object within a reasonable time following receipt thereof.

(d)    Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, without charge, upon written request, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Delivery of Prospectuses. The Company will furnish to the Agents, the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents, the Forward Purchasers or such Agents, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents, the Forward Purchasers or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Primary Shares or from the settlement of any Confirmation as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)    Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Agents, the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares for offering and sale under the applicable securities laws of such states as the Agents, the Forward Purchasers or such Agents, as the case may be, may, from time to time, reasonably request and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers with the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and from the settlement of any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)    Listing. The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and the Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k)    Notice of Certain Actions. During each period commencing on the date on which the Company provides sales instructions to an Agent and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without the prior written consent of the Agents, unless it gives the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder and the Confirmation Shares to be issued, sold and delivered pursuant to any

Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued upon the exercise of options to purchase Common Stock, or the issuance, vesting or exercise of restricted stock units or other equity or equity-based awards, granted pursuant to employee benefit or other equity-based incentive plans or agreements of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any stock purchase plan, non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) the filing of a registration statement on Form S-8. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents (such consent not to be unreasonably withheld, delayed or conditioned) and the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents and the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)    No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)    Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Primary Shares sold by or through the Agents under this Agreement during such fiscal quarterly period, the number of Confirmation Shares delivered to the Forward Purchasers under any Confirmation during such fiscal quarterly period, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)    Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form, that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and (C) promptly after each reasonable request by the Agents or the

Forward Purchasers (each date of any such request by the Agents or the Forward Purchasers, a “Request Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, to the applicable Agents, officers’ certificates, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificates referred to in Section 5(g) hereof that were last furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificates as though made at and as of the date of such certificates (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificates) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Section 5(g) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificates. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause to be furnished officers’ certificates pursuant to this Section 3(o) is hereby waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents officers’ certificates pursuant to this Section 3(o), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents officers’ certificates pursuant to this Section 3(o) dated as of the date of delivery thereof.

(p)    Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents, the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be) and counsel for the Agents and the Forward Purchasers, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Sections 5(b), 5(c) and 5(d), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause to be furnished the opinions and letters pursuant to this Section 3(p) is hereby waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date

when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents the opinions and letters pursuant to this Section 3(p), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents the opinions and letters pursuant to this Section 3(p) dated as of the date of delivery thereof.

(q)    Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents, the Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(e) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause to be furnished the accountant letter pursuant to this Section 3(q) is hereby waived for any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date occurring at a time at which the Company has not instructed any Agent to sell Shares as provided in Section 2(b), which waiver shall continue until the date on which the Company delivers such an instruction as provided in Section 2(b). Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents the accountant letter pursuant to this Section 3(q), then before the Company instructs any Agent to sell any Shares or enters into any Terms Agreement with any Agent or Agents, the Company shall cause to be furnished to the Agents the accountant letter pursuant to this Section 3(q) dated as of the date of delivery thereof.

(r)    Trading in the Common Stock. The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for their own account and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)    Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents, the Forward Purchasers or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t)    Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(u)    Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

(v)    Entry Into Confirmation. The Company shall enter into a Master Confirmation Agreement with the applicable Forward Purchaser prior to a Forward Seller selling any Forward Hedge Shares related to such Forward.

Section 4.    Payment of Expenses.

(a)    Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement and any Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (iii) the preparation, issuance and delivery of the certificates for the Shares and the Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery by the Company of the Shares and the Confirmation Shares to the Agents and the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and the Confirmation Shares under securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares and the Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares and the Confirmation Shares on the NYSE, (x) the reasonable documented out-of-pocket expenses of the Agents and the Forward Purchasers, including the reasonable fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers in connection with this Agreement, any Confirmation and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder and thereunder, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) hereof; provided, however, that the Company’s obligation to pay reasonable documented fees, disbursements and expenses of counsel for the Agents and the Forward Purchasers pursuant to clauses (v), (viii) and (x) above shall in no event exceed $325,000 in the aggregate.

Section 5.    Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the respective representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)    Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Shearman & Sterling LLP, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents or the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)    Opinions of Counsel for the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, New York counsel for the Company, dated such date, substantially in the form provided to counsel for the Agents and the Forward Purchasers, (ii) Perkins Coie LLP, Oregon counsel for the Company, dated such date, substantially in the form provided to counsel for the Agents and the Forward Purchasers and (iii) Stoel Rives, Oregon counsel for the Company, dated such date, substantially in the form provided to counsel for the Agents and the Forward Purchasers.

(d)    Opinion of General Counsel of the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Edward Impert, General Counsel of the Company, dated such date, substantially in the form provided to counsel for the Agents and the Forward Purchasers.

(e)    Accountants’ Letter. On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(f)    Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form reasonably satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares that have been approved for listing, subject to official notice of issuance, on the NYSE.

(g)    Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Change, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer and President or the Vice President and Treasurer of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(h)    Listing. The Shares and the Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(i)    Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by the Agents or the Forward Purchasers, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.

(j)    Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents and the applicable the Forward Purchasers by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 10, 12, 13, 14, 15 and 16 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.    Indemnification.

(a)    Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless the Agents, the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers, directors and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and the Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with information furnished to the Company by the Agents or Forward Purchasers in writing expressly for use therein.

(b)    Indemnification of Company, Directors and Officers. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims or damages (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as incurred) described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case in reliance upon and in conformity with the information furnished to the Company by such Agent or Forward Purchaser in writing expressly for use therein.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel for the indemnified parties shall be selected by the Agents and the Forward Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation assuming that the aggregate amount payable by the Forward Purchasers under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Shares), on the one hand, and the total commissions or underwriting discounts received by the applicable Agents and the aggregate net Spread (net of any related hedging and other costs) received by the applicable Forward Purchasers, on the other hand, bear to the aggregate offering price of the Shares.

The relative fault of the Company, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agents and the applicable Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents and/or applicable Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent and no Forward Purchaser shall be required to contribute any amount in excess of the total commissions or underwriting discounts or Spread received by such Agent or such Forward Purchaser in connection with Shares placed or underwritten by the applicable Agent or the applicable Forward Purchaser for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s or such Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent and such Forward Purchaser and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Agents’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their respective Affiliates, selling agents, officers, directors or any person controlling such Agent or such Forward Purchaser or the Company or its officers, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9.    Termination.

(a)    This Agreement will automatically terminate following the sale of Shares having an aggregate gross sales price of $400,000,000. In addition, this Agreement may be terminated for any reason, at any time, by either the Company, an Agent (as to itself), or a Forward Purchaser (as to itself), upon the giving of one business day’s prior written notice to the other parties hereto; provided, however, that if a Transaction Supplement (as defined in the relevant Confirmation) has not been executed and delivered on or prior to such date, then the provisions of this Agreement as they relate to the applicable Confirmation shall survive such termination until such time as such Transaction Supplement has been executed and delivered pursuant to such Confirmation.

(b)    The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Primary Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Primary Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)    If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Primary Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Primary Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)    if the number of Defaulted Shares does not exceed 10% of the number of Primary Shares to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)    if the number of Defaulted Shares exceeds 10% of the number of Primary Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)    In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 1, 8, 10, 12, 13, 14, 15 and 16 hereof shall remain in effect.

Section 10.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a)    Notices to the Agents shall be directed to them at: BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention of General Counsel (email: sgreen@jefferies.com).

(b)    Notices to the Forward Purchasers shall be directed to them at: Bank of America, N.A., One Bryant Park, New York, New York 10036, Attention of Rohan Handa (email: rohan.handa@baml.com); and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention of Colyer Curtis and Tim O’Connor (email: CCurtis@jefferies.com, Tim.OConnor@Jefferies.com and CorpEqDeriv@jefferies.com).

(c)    Notices to the Company shall be directed to it at 150 N. Bartlett Street, Medford, Oregon 97501, Attention of Edward Impert, General Counsel (email: eimpert@lithia.com).

Section 11.    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Agents and the applicable Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares or the process leading thereto (irrespective of whether the applicable Agents or the applicable the Forward Purchasers have advised or are currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 12, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13.    Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Forward Purchasers, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 14.    Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Agents and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 15.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 16.    Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Agents and the Forward Purchasers agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or other proceeding brought in any Specified Court. Each of the Company, the Agents and the Forward Purchasers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or other proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and

Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

Lithia Motors, Inc.

By:	/s/ Tina Miller
Name:	Tina Miller
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to ATM Equity Offering Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.		Bank of America, N.A.

By:	/s/ Blake Hallinan	By:	/s/ Jake Mendelsohn
Name:	Blake Hallinan	Name:	Jake Mendelsohn
Title:	Managing Director	Title:	Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to ATM Equity Offering Sales Agreement]

Jefferies LLC		Jefferies LLC

By:	/s/ A. Colyer Curtis	By:	/s/ A. Colyer Curtis
Name:	A. Colyer Curtis	Name:	A. Colyer Curtis
Title:	Managing Director	Title:	Managing Director

As Agent		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to ATM Equity Offering Sales Agreement]

Annex I

Lithia Motors, Inc.

Class A Common Stock

(no par value)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Lithia Motors, Inc., an Oregon corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated July [●], 2020 (the “Sales Agreement”), among the Company, the Agents and the Forward Purchasers, to issue and sell to [[●] and [●]] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities,” and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares. For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel for the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. [●], individually and not as

Annex I-1

representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agents, as agents of the Company or as forward sellers, or the Forward Purchasers is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Lithia Motors, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

*     Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

Annex I-2

Annex II

FORM OF CONFIRMATION

Annex II

Execution Version

MASTER CONFIRMATION AGREEMENT

Date: July 24, 2020

From: [DEALER]

To: Lithia Motors, Inc.

Re:	Registered Forward Sale Transactions

Ladies and Gentlemen:

The purpose of this letter agreement (the “Master Confirmation Agreement”) is to confirm the terms and conditions of the transactions to be entered into from time to time between [DEALER] (“Dealer”) and Lithia Motors, Inc. (“Counterparty”) on the Trade Dates specified herein (collectively the “Transactions” and each a “Transaction”) in accordance with and subject to the terms of the ATM Equity OfferingSM Sales Agreement dated as of July 24, 2020 by and among Dealer, Counterparty and the other parties named therein, as amended or otherwise modified from time to time (the “Sales Agreement”). This Master Confirmation Agreement, as supplemented by the transaction supplement setting forth additional terms for each relevant Transaction substantially in the form of Annex B hereto (as executed by the parties hereto, each a “Transaction Supplement”), shall each be a “Confirmation” for purposes of the Agreement.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation Agreement.

1.

This Master Confirmation Agreement, as supplemented by each Transaction Supplement, evidences a complete and binding agreement between Dealer and Counterparty as to the terms of each Transaction to which the relevant Transaction Supplement relates. This Master Confirmation Agreement, along with the related Transaction Supplements for registered forward transactions entered into between Dealer and Counterparty in connection with the Sales Agreement, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”), as published by ISDA, as if Dealer and Counterparty had executed an agreement in such form (without any Schedule, but with the elections set forth in this Master Confirmation Agreement or any Transaction Supplement and the following elections: (i) New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law, (ii) U.S. Dollars (“USD”) as the Termination Currency, (iii) the “Cross-Default” provisions of Section 5(a)(vi) shall apply to Counterparty and Dealer, with a “Threshold Amount” with respect to Counterparty of USD50,000,000 and a “Threshold Amount” with respect to Dealer equal to 3% of the shareholders’ equity or members’ equity (as applicable) of the entity specified on Annex B hereto as of the date hereof; provided that: (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of Section 5(a)(vi) of the Agreement; (b) the following sentence shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under Section 5(a)(vi)(2) of the Agreement shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.).

All provisions contained in the Agreement are incorporated into and shall govern this Master Confirmation Agreement except as expressly modified herein. This Master Confirmation Agreement, each Transaction Supplement and the Agreement evidence a complete and binding agreement between Dealer and Counterparty as to the terms of each applicable Transaction and replace any previous agreement between the parties with respect to the subject matter hereof and thereof.

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In the event of any inconsistency between provisions of the Agreement, this Master Confirmation Agreement, each Transaction Supplement and the Equity Definitions, the following will prevail for the purposes of each Transaction in the order of precedence indicated: (i) the relevant Transaction Supplement for the relevant Transaction, (ii) this Master Confirmation Agreement, (iii) the Equity Definitions and (iv) the Agreement. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

The parties hereby agree that, the Transactions to which this Master Confirmation Agreement and each relevant Transaction Supplement thereto relates, shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty, or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transactions to which this Master Confirmation Agreement, and each relevant Transaction Supplement thereto, relates shall not be considered “Transactions” under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.	The terms of the particular Transactions to which this Master Confirmation Agreement relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Transaction Supplement.

Effective Date:	The first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Sales Agreement through Dealer or its affiliate acting as forward seller for Dealer pursuant to the Sales Agreement (the “Agent”) have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The shares of Class A common stock, no par value per share, of Counterparty (Ticker Symbol: “LAD”)

Number of Shares:	For each Transaction, initially, as specified in the Transaction Supplement for such Transaction as the “Initial Number of Shares” (as defined below); provided that, on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares to be settled on such date (in the case of Physical Settlement) or the number of Settlement Shares for the applicable Settlement (in the case of Cash Settlement or Net Share Settlement).

Hedge Completion Date:	For each Transaction, the earliest of (i) the date specified in writing as the Hedge Completion Date by Dealer, (ii) any Settlement Date designated by Dealer pursuant to Paragraph 7(g) of this Master Confirmation Agreement, (iii) the Forward Hedge Completion Date Deadline (as specified in the Transaction Supplement for the relevant Transaction). Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Transaction Supplement specifying the aggregate number of Shares sold through Dealer or the Agent during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof.

Initial Forward Price:	As specified in each Transaction Supplement, to be (i) 100% minus the Forward Seller Commission, multiplied by (ii) the per-Share volume weighted average price at which sales of Shares are

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executed on behalf of Dealer as forward purchaser pursuant to, and in accordance with the terms of, the Sales Agreement in a commercially reasonable manner that reflects the then-prevailing market price during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate to (A) reflect the application on each day during such period of (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold on or prior to such day (except in respect of the sale prices for the Hedge Completion Date) and (B) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof).

Forward Seller Commission:	For each Transaction, as specified in the Transaction Supplement.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall increase the Forward Price to the extent it determines, in its discretion, that such an increase is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s Hedge Positions in respect of each Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its discretion) for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as specified in the Transaction Supplement.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

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Forward Price Reduction Dates:	For each Transaction, as set forth on the Transaction Supplement for such Transaction, to be each date set forth under the heading “Forward Price Reduction Date(s)”.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on the Transaction Supplement for such Transaction.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption which the Calculation Agent determines is material, (iii) an Early Closure or (iv) a Regulatory Disruption.”

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer determines, based on the advice of counsel, makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to each Transaction for Dealer to refrain from or decrease any market activity in connection with each Transaction. Subject to applicable legal requirements and Dealer’s internal policies and guidelines, Dealer shall promptly notify Counterparty upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Counterparty on the day Dealer believes that the circumstances giving rise to such Regulatory Disruption have changed. Dealer shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Settlement Terms:

Settlement Currency:	USD

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date (which may be the Final Date), if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date (which may be the Final Date), if Cash Settlement or Net Share Settlement applies; provided that in the case of Cash Settlement or Net Share Settlement, if Dealer shall have fully unwound its commercially reasonable hedge in a commercially reasonable manner with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior

5

to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Counterparty at least two Scheduled Trading Days prior to such specified Settlement Date); or

(b)   designated by Dealer as a “Settlement Date” pursuant to the “Termination Settlement” provisions of Paragraph 7(g) of this Master Confirmation Agreement below; provided that the Final Date will be a Settlement Date (to which Physical Settlement applies) if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least three consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	For each Transaction, as specified in the Transaction Supplement (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) of this Master Confirmation Agreement below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 10,000 and the Number of Shares at that time; and

(b)   with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time; in each case with the Number of Shares determined taking into account pending Settlement Shares for any previously designated Settlement Date.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on

6

Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as if such requirements were applicable to purchases by Dealer in connection with its unwind activity hereunder and under any other Transaction under this Master Confirmation Agreement) or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below) or (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding anything to the contrary herein, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will neither be effective to establish a Settlement Date nor require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, in the form set forth in clause (i) of the “Additional Representations and Agreements of Counterparty” provisions of Paragraph 7(e) of this Master Confirmation Agreement below.

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

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Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus a commercially reasonable commission (which shall not exceed USD0.02 in respect of each Share purchased by Dealer during the Unwind Period in connection with Cash Settlement, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (the “Unwind Price”), multiplied by (ii) the number of Settlement Shares for the relevant Settlement Date; minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge for the relevant Transaction in a commercially reasonable manner, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount (determined as if Cash Settlement were applicable in respect of such Settlement Date) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Price; provided that the number of Net Share Settlement Shares shall be rounded down to the nearest integer in the event such calculation results in a fractional number and, in lieu of any fractional Shares included in such number of Net Share Settlement Shares but not delivered due to rounding required hereby, the party delivering Shares shall also deliver cash to the other party hereto, equal to the value of such fractional Shares valued at the Unwind Price.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that

8

do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined by the Calculation Agent. Counterparty acknowledges that Dealer may refer to the Bloomberg Page “LAD <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through and including the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to the “Termination Settlement” provisions of Paragraph 7(g) of this Master Confirmation Agreement below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the relevant Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Dealer reasonably determines, based on the advice of counsel, that Cash Settlement or Net Share Settlement may violate applicable securities laws. Dealer shall promptly notify Counterparty if it receives such advice from its counsel.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Determining Party:	Dealer.

Share Cap:	Notwithstanding anything to the contrary herein, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation Agreement or the Equity Definitions, minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer under the relevant Transaction prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

9

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 20 consecutive Scheduled Trading Days, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to any Transaction exceeds a weighted average rate equal to the Initial Stock Borrow Rate (as set forth in the relevant Transaction Supplement), the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Borrow Rate (as set forth in the relevant Transaction Supplement) during such period.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change In Law) shall be as specified in the “Acceleration Events” and the “Termination Settlement” provisions of Paragraph 7(f) and Paragraph 7(g) of this Master Confirmation Agreement, respectively, below. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable, except Failure to Deliver or except to the extent expressly referenced in Paragraph 7(f)(iv) of this Master Confirmation Agreement below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, to any affiliate of Dealer, without the consent of Counterparty; provided that either (A) the long-term, unsecured and unsubordinated credit rating (“Credit Rating”) of the transferee or assignee is equal to or greater than the Credit Rating of Dealer, as specified by S&P Global Ratings and Moody’s Investors Service, Inc. (or their respective successors, the “Ratings Agencies”), at the time of such assignment, transfer or set over, provided, however that if such transferee or assignee is only rated by one of the Ratings Agencies, then such Credit Rating is equal to or greater than the Credit Rating of Dealer, or (B) such transferee’s or assignee’s obligations hereunder will be fully and unconditionally guaranteed by Dealer or Dealer’s ultimate parent or parent entity in a form reasonably acceptable to Counterparty; and, provided further that, at the time of such an assignment or transfer, either (a) Dealer and the assignee or transferee is a “dealer in securities” within the meaning of Section 475(c)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or (b) the assignment or transfer does not result in a deemed exchange by Counterparty within the meaning of

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Section 1001 of the Code; and, provided further that, after any such assignment or transfer (x) Counterparty will not, as a result of such assignment or transfer, receive from the assignee or transferee on any payment date or delivery date (after accounting for amounts paid by the assignee or transferee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment or delivery) an amount or a number of Shares, as applicable, lower than the amount or the number of Shares, as applicable, that Dealer would have been required to pay or deliver to Counterparty in the absence of such assignment or transfer, (y) Counterparty will not, as a result of such assignment or transfer, be required to pay the assignee or transferee on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than an amount that Counterparty would have been required to pay to Dealer in the absence of such assignment or transfer, and (z) Dealer shall cause the assignee or transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to make any necessary determinations pursuant to clauses (x) and (y) of this proviso.

Calculation Agent:	Dealer. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Master Confirmation Agreement, (i) whenever Dealer, acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to a Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to such Transaction but not, for the avoidance of doubt, with respect to any election it is entitled to make), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent Dealer, acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on such Transaction, it shall do so taking into account its Hedge Position, assuming that Dealer maintains a commercially reasonable Hedge Position at the time of the event. Dealer shall, within five Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to such Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

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4. Account Details:
(a) Account for delivery of Shares to Dealer:	To be furnished separately.

(b) Account for delivery of Shares to Counterparty:	To be furnished separately.

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for each Transaction is:	Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for each Transaction is:	As set forth in Annex A hereto.

6. Notices: For purposes of this Master Confirmation Agreement:

(a) Address for notices or communications to Counterparty:

Lithia Motors, Inc.

Attention: Edward Impert, General Counsel

150 N. Bartlett Street

Medford, Oregon 97501

E-mail: eimpert@lithia.com

Telephone: (541) 774-7545

(b)Address for notices or communications to Dealer:

As set forth in Annex A hereto.

(c) Notwithstanding anything to the contrary in the Agreement (including, without limitation, Section 12 of the Agreement), any notice or other communication to be delivered under the Agreement (including, without limitation, under Section 5 or 6 of the Agreement) may be delivered by e-mail.

7. Other Provisions:

(a) Conditions to Effectiveness. Each Transaction shall be effective if and to the extent that: (i) Shares are sold on or after the Trade Date and on or prior to the Hedge Completion Date by Dealer or the Agent; (ii) Counterparty shall have performed all of the obligations required to be performed by it under the Sales Agreement on or prior to the Effective Date of the relevant Transaction; (iii) all of the conditions set forth in Section 5 of the Sales Agreement shall have been satisfied or waived by Dealer in writing; (iv) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date of the relevant Transaction; and (v) the condition, as determined by Dealer in good faith and in a commercially reasonable manner, that neither of the following has occurred (A) Dealer (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the full Number of Shares for the relevant Transaction or (B) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than 200 basis points per annum with respect to all or a portion of such full Number of Shares for such Transaction; provided that, in the case of (A) or (B), the effectiveness of such Transaction shall be limited, in Dealer’s commercially reasonable discretion, to the number of Shares that Dealer is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than 200 basis points per annum. If the Sales Agreement is terminated with respect to the Agent or Dealer, as applicable, prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with each Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated with respect to the Agent or Dealer, as applicable, after any sales of Shares by Dealer or the Agent, this Master Confirmation Agreement shall remain in effect with respect to the number of Shares that had been sold.

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(b) Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of a Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer herein.

(c) Interpretive Letter. Counterparty agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Representations, Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with each Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer (or an affiliate of Dealer). Accordingly, subject to the “Private Placement Procedures” provisions of Paragraph 7(h) of this Master Confirmation Agreement below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and agrees that it will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the aggregate Share Cap across all outstanding Transactions hereunder and the share caps (however defined) across all outstanding Other Forwards, solely for the purpose of settlement under the Transactions and Other Forwards.

(iv) Unless the “Private Placement Procedures” provisions of Paragraph 7(h) of this Master Confirmation Agreement below are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer (or an affiliate of Dealer) in the course of Dealer’s (or such affiliate’s) hedging activities related to Dealer’s exposure under each Transaction.

(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its commercially reasonable efforts, based on the advice of counsel, to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any other outstanding Transaction under this Master Confirmation Agreement.

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(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to a Transaction, that (A) Counterparty, its officers and directors are not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is neither entering into this Master Confirmation Agreement or any Transaction hereunder nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with any Transaction or any election hereunder.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that this Master Confirmation Agreement shall be interpreted to comply with the requirements of Rule 10b5-l(c) under the Exchange Act. Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Master Confirmation Agreement or any Transaction and (B) Counterparty is entering into the Agreement, this Master Confirmation Agreement and each Transaction in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (A) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or Counterparty reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (B) promptly notify Dealer following any such announcement that such announcement has been made and (C) promptly deliver to Dealer following the making of any such announcement information indicating (a) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (b) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

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(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Master Confirmation Agreement or any Transaction, under an agreement with another party or otherwise, that might reasonably be expected to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting the requirements of the exception set forth in Rule 101(b)(10) or Rule 102(b)(7) of Regulation M, that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of a Transaction or its performance of the terms hereof.

(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transactions under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 81540, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Section 13 and Section 16 under the Exchange Act.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Master Confirmation Agreement or any Transaction and the consummation of any Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transactions, (B) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transactions, (C) is entering into the Transactions for a bona fide business purpose, (D) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing, (E) is entering into the Transactions in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other party and (F) has total assets of at least USD50 million as of the date hereof.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

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(xv) In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the commercially reasonable determination of Dealer, based on the advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(xvi) Counterparty acknowledges and agrees that:

(A) during the term of the Transactions, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities to establish, adjust or unwind its hedge position with respect to the Transactions;

(B) Dealer and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transactions;

(C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transactions;

(D) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, each in a manner that may be adverse to Counterparty;

(E) each Transaction is a derivatives transaction in which it has granted Dealer the right, under certain circumstances, to receive cash or Shares, as the case may be; and

(F) Dealer may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Counterparty under the terms of each Transaction.

(xvii) The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xviii) Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to materially impair Counterparty’s ability to perform its obligations hereunder.

(xix) During any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers not to, directly or indirectly (including, without limitation, by means of a derivative instrument), purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or an affiliate of Dealer) (A) is not able to hedge in a commercially reasonable manner its exposure under any Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under any Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date of any Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a

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Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on the Transaction Supplement for the relevant Transaction, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (a) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (b) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (c) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (d) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Early Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the “Termination Settlement” provisions of Paragraph 7(g) of this Master Confirmation Agreement below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv) Other ISDA Events. The announcement of any event that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Hedging Disruption (with Dealer as the Hedging Party) or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (B) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (C) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date”; and provided, further, that any determination as to whether (a) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (b) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date;

(v) Ownership Event. In the commercially reasonable judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order (other than any obligations under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its commercially reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its commercially reasonable discretion, minus (y) 1.0% of the number of Shares outstanding on the date of determination; and

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(vi) Threshold Price Event. On any day, the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price for the relevant Transaction. “Threshold Price” means 50% of the Initial Forward Price of the relevant Transaction.

(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of a Transaction, it shall be an Event of Default with respect to Counterparty, and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (A) the remainder (if any) of such Settlement Shares and (B) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(h) Private Placement Procedures. If Counterparty is unable to comply with the “Agreements and Acknowledgments Regarding Shares” provisions of Paragraph 7(d)(ii) of this Master Confirmation Agreement above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its commercially reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under Paragraph 7(d)(ii) of this Master Confirmation Agreement above or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or an affiliate of Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or an affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty, and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its commercially reasonable discretion, adjust the number of Restricted Shares to be delivered to Dealer

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hereunder and/or the Forward Price to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding anything to the contrary herein or in the Agreement or this Master Confirmation Agreement, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of a Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Acknowledgements: The parties hereto intend for:

(i) each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(ii) Dealer to be a [“financial institution” within the meaning of Section 101(22)]2 [“financial participant” within the meaning of Section 101(22A)]3 of the Bankruptcy Code;

(iii) a party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code; and

(iv) all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(j) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to any breach of any covenant or representation made by Counterparty in this Master Confirmation Agreement, any Transaction Supplement or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable out-of-pocket legal fees and reasonable expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom (whether or not such Indemnified Party is a party thereto), except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, bad faith, fraud and/or willful misconduct. The foregoing provisions shall survive any termination or completion of each Transaction.

(k) Designation by Dealer. Notwithstanding anything to the contrary herein requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of each Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

[2]	NTD: insert for bank entities.
[3]	NTD: insert for broker-dealer entities.

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(l) Disclosure. Effective from the date of commencement of discussions concerning each Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of each Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(m) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to Dealer that generally apply to transactions of a nature and kind similar to the Transactions.

(n) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for all Transactions under this Master Confirmation Agreement, if any, and any additional Share Forward Transaction and (2) the denominator of which is the number of Shares outstanding on such day.

(o) Limit on Beneficial Ownership. Notwithstanding anything to the contrary herein, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder, including any “group” of which Dealer or its affiliates is a part, (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”) or (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common shares or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (A) the Share Amount would exceed the Post-Effective Limit, (B) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (C) Dealer would directly or indirectly so beneficially own in excess of the Exchange Limit. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (a) the Share Amount would not exceed the Post-Effective Limit, (b) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares or (c) Dealer would not directly or indirectly so beneficially own in excess of the Exchange Limit, as applicable. In addition, notwithstanding anything to the contrary herein, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the “Counterparty Share Repurchases” provisions of Paragraph 7(n) of this Master Confirmation Agreement above, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the “Counterparty Share Repurchases” provisions of Paragraph 7(n) of this Master Confirmation Agreement above.

(p) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), and the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(q) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, each Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation Agreement to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation Agreement or any Transaction Supplement prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

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(r) Bankruptcy Status. Subject to the “Insolvency Filing” provisions of Paragraph 7(q) of this Master Confirmation Agreement above, Dealer acknowledges and agrees that this Master Confirmation Agreement is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common shareholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation Agreement, any Transaction and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(s) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, other than obligations in respect of a particular Transaction or any other Transaction governed by this Master Confirmation Agreement, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties, other than obligations in respect of any Transaction between the parties governed by this Master Confirmation Agreement, shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.

(t) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(A)	Dealer makes the following representations:

As set forth in Annex A hereto.

(B)	Counterparty makes the following representations:

(a) It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(b) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Oregon.

(c) It is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

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(iii) Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv) HIRE Act. To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the relevant Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the relevant Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax documentation. For the purposes of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (A) on or before the date of execution of this Master Confirmation Agreement, (B) promptly upon demand by Dealer and (C) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, obsolete, or incorrect. For the purposes of Section 4(a)(i) and Section 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form as set forth in Annex A hereto, or any successor thereto, (a) on or before the date of execution of this Master Confirmation Agreement, (b) promptly upon reasonable demand by Counterparty and (c) promptly upon learning that any such tax form previously provided by Dealer has become invalid, obsolete or incorrect. Additionally, each of Dealer and Counterparty shall, promptly upon request by the other party, provide such other tax forms and documents requested by the other party.

(vi) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Master Confirmation Agreement, any Transaction or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Master Confirmation Agreement, the Agreement or the Equity Definitions (including, but not limited to, any right arising from any Acceleration Event).

(u) Other Forward(s). Dealer acknowledges that Counterparty has entered into or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward,” and collectively, the “Other Forwards”) with one or more alternative forward purchasers. Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forward coincides for any period of time with an Unwind Period for a Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled

22

Trading Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

(v) Waiver of Trial by Jury. EACH OF DEALER AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(w) Governing Law/Jurisdiction. This Master Confirmation Agreement and any claim, controversy or dispute arising under or related to this Master Confirmation Agreement or any Transaction hereunder shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof other than Title 14 of Article 5 of the New York General Obligations Law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(x) Severability. If any term, provision, covenant or condition of this Master Confirmation Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions of this Master Confirmation Agreement shall continue in full force and effect as if this Master Confirmation Agreement had been executed with the invalid or unenforceable provision eliminated, so long as this Master Confirmation Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Confirmation Agreement and the deletion of such portion of this Master Confirmation Agreement will not substantially impair the respective benefits or expectations of parties to this Master Confirmation Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or Section 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(y) Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation Agreement or in any other certificate, agreement or document related to this Master Confirmation Agreement shall include any Electronic Signature.

(z) Other Matters. As set forth in Annex A hereto.

[Signature Page Follows]

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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation Agreement enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER]

By:

Name:
Title:

Signature Page to Master Confirmation Agreement

[Dealer] and Lithia Motors, Inc.

Confirmed as of the date first above written:

LITHIA MOTORS, INC.

By:

Name:
Title:

Signature Page to Master Confirmation Agreement

[Dealer] and Lithia Motors, Inc.

ANNEX A

DEALER ANNEX

[DEALER]

1.

Cross-Default Threshold Amount for Dealer. For purposes of the “Cross-Default” provisions of Section 5(a)(vi) of the Agreement, with respect to Dealer, the “Threshold Amount” shall refer to the following entity: [Dealer] [ INSERT OTHER ENTITY (IF RELEVANT)].

2.	Office of Dealer. [New York] [ ]

3.	Address for Notices to Dealer:

[DEALER NAME]

[ADDRESS]

[ADDRESS]

Attention: [                ]

Telephone: [                    ]

Email: [                    ]

4.	Dealer Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations:

[TO INSERT FOR DEALER]

5.	Tax Documentation. For purposes of Paragraph 7(t)(v) of the Master Confirmation Agreement, the Dealer shall deliver to Counterparty a U.S. Internal Revenue Service Form [W-9] (or successor thereto).

6.	Miscellaneous Provisions.

[INSERT IF RELEVANT FOR DEALER]

Annex A – 1

ANNEX B

TRANSACTION SUPPLEMENT

From: [DEALER]

To: Lithia Motors, Inc.

Subject: Issuer Share Forward Sale Transaction

Ladies and Gentlemen:

The purpose of this Transaction Supplement is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and Lithia Motors, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Transaction Supplement is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

This Transaction Supplement supplements, forms a part of, and is subject to, the Master Confirmation Agreement, dated as of July 24, 2020 (the “Master Confirmation Agreement”) between the Contracting Parties, as amended, restated, supplemented or otherwise modified from time to time. All provisions contained in the Master Confirmation Agreement govern this Transaction Supplement except as expressly modified below.

The terms of the Transaction to which this Transaction Supplement relates are as follows:

Trade Date:	[●], 20[●]
Forward Hedge Completion Date Deadline:	[[●], 20[●]]
Forward Seller Commission:	[●] bps
Spread:	[●] bps
Initial Stock Borrow Rate:	[●] bps
Final Date:	[●], 20[●]
Hedge Completion Date:	[●]
Initial Number of Shares:	[●], subject to further adjustment in accordance with the terms of the Master Confirmation Agreement.
Initial Forward Price:	$[●]

Forward Price Reduction Date(s)	Forward Price Reduction Amount(s)
Trade Date	USD0.00
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]

Other Deviations from the Master Confirmation Agreement:    [●]

Transaction Supplement – 1

Very truly yours,

[DEALER]

By:

Name:
Title:

Accepted as of the date hereof:

LITHIA MOTORS, INC.

By:

Name:
Title:

Signature Page to Transaction Supplement

Annex III

FORM OF FORWARD PLACEMENT INSTRUCTION

From: Lithia Motors, Inc.

To: [Agent, Forward Purchaser]

Subject: Forward Placement Instruction

Date: [    ]

Ladies and Gentlemen:

Reference is made to the ATM Equity Offering Sales Agreement, dated [    ] (the “Sales Agreement”), by and among the Company, the Agents and the Forward Purchasers. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Sales Agreement or the Master Confirmation Agreement.

The Company desires to enter into a Forward, including a related Confirmation substantially as set forth under the Master Confirmation Agreement (and the relevant Transaction Supplement), in each case on the following terms:

Trade Date:	[●], 20[●]
Forward Hedge Completion Date Deadline:	[[●], 20[●]]
Designated Forward Hedge Shares:	[●]
Minimum Price per Share:	[●]
Forward Seller Commission:	[●] bps
Spread:	[●] bps
Initial Stock Borrow Rate:	[●] bps
Final Date:	[●], 20[●]

Forward Price Reduction Date(s)	Forward Price Reduction Amount(s)
Trade Date	USD0.00
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]
[ ], 20[ ]	USD[ ]

Other Deviations from the Master Confirmation Agreement:    [●]

Very truly yours,

LITHIA MOTORS, INC.

By:

Name:
Title:

Annex III